UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2011

LTS Nutraceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-162469	27-0374885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

450 East Las Olas Blvd.
Suite 830
Ft. Lauderdale, Florida 33301
(Address of principal executive offices) (zip code)

(954) 462-8895
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of a New Director

Effective June 2, 2011, Carl DeSantis has been elected as a Director of LTS Nutraceuticals, Inc. (the “Company”). There were no arrangements between Mr. DeSantis and any third persons, pursuant to which he was selected as a Director. In connection with his appointment, Mr. DeSantis will receive options and other compensation as may be determined to be granted to independent directors by the Board of Directors of the Company, or the Compensation Committee thereof, if, as and when, one is formed.

Carl DeSantis founded Rexall Sundown, Inc. in 1976 served as Chief Executive Officer from its inception until February 1997 and also its President from 1976 to April 1995. Mr. DeSantis has over eighteen years of experience with retail drug store companies, including Super-X Drug Stores and Walgreen Drug Stores. Mr. DeSantis has been Co-Chairman of Integrated BioPharma, Inc. since February 2008. He has served as Chairman of CDS International Holdings, Inc. since June 2001. Mr. DeSantis has been a Director of Integrated BioParma, Inc. since 2003 and served a s a Director of Rexall Sundown, Inc. since 1976.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LTS Nutraceuticals, Inc.

Dated: June 6, 2011	By:	/s/ Jerry Rayman
Name: Jerry Rayman